As filed with the Securities and Exchange Commission on March 27, 1997
                                                     Registration No._________
______________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933
                           _______________________

                             Vastar Resources, Inc.
           (Exact name of registrant as specified in its charter)

          Delaware                                        95-4446177
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification number)

                             15375 Memorial Drive
                             Houston, Texas 77079
                         (Address, including zip code,
                   of registrant's principal executive offices)
                             ____________________

                             VASTAR RESOURCES, INC.
                       EXECUTIVE LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
                             _____________________

                               ALBERT D. HOPPE
                Vice President, General Counsel and Secretary
                             Vastar Resources, Inc.
                              15375 Memorial Drive
                              Houston, Texas 77079
                               (281) 584-6027
                (Name, address, including zip code, and telephone
                 number, including area code, of agent for service)
                            _____________________

                       CALCULATION OF REGISTRATION FEE

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
                                     PROPOSED(2)     PROPOSED(2)
     TITLE OF          AMOUNT(1)      MAXIMUM         MAXIMUM       AMOUNT OF
    SECURITIES           TO BE     OFFERING PRICE    AGGREGATE    REGISTRATION
 TO BE REGISTERED     REGISTERED     PER SHARE     OFFERING PRICE     FEE(2)
--------------------------------------------------------------------------------
Common Stock, par     1,000,000     $30.00           $30,000,000      $9,090.91
value $0.01 per share
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______________________________________________________________________________

(1) These are additional shares being registered pursuant to General Instruction E to Form S-8. The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices of a share of the Company's Common Stock as reported on the New York Stock Exchange on March 24, 1997.
                        ______________________________
                                       Page 1 of 5 sequentially numbered pages.
                           The Index to Exhibits appears on sequential page 5.

                   REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, par value $0.01 per share, of Vastar Resources, Inc., a Delaware corporation, for the Vastar Resources, Inc. Executive Long-Term Incentive Plan.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by Vastar Resouces, Inc. under Registration No. 33-87814 are hereby incorporated by reference.

ITEM 8.   EXHIBITS

EXHIBIT NUMBER        DESCRIPTION
______________        ____________
5                     Opinion of Albert D. Hoppe, Esq., dated March 27, 1997,
                      as to the validity of the shares of Common Stock of the
                      Registrant being registered.

23.1                  Consent of Coopers & Lybrand L.L.P.

23.2                  Consent of Albert D. Hoppe, Esq. (included in Exhibit 5)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 27, 1997.

                                          Vastar Resources, Inc.

                                          By: /s/ Michael E. Wiley
                                          ___________________________
                                          Michael E. Wiley,
                                          Chairman of the Board, President and
                                          Chief Executive Officer
                             ______________________

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature           Title                        Date
                _________           _____                        ____

/s/ Jimmie D. Callison           Director                       March 27, 1997
_____________________________
Jimmie D. Callison

/s/ Terry G. Dallas              Director                       March 27, 1997
_____________________________
Terry G. Dallas

/s/ Charles D. Davidson          Senior Vice President          March 27, 1997
_____________________________    and Director
Charles D. Davidson

/s/ Linda G. Havard              Director                       March 27, 1997
_____________________________
Linda G. Havard

/s/ Marie L. Knowles             Director                       March 27, 1997
_____________________________
Marie L. Knowles

/s/ Robert C. LeVine             Director                       March 27, 1997
_____________________________
Robert C. LeVine

/s/ Joseph P. McCoy              Vice President                 March 27, 1997
_____________________________    and Controller
Joseph P. McCoy
(Principal accounting officer)

/s/ William D. Schulte           Director                       March 27, 1997
_____________________________
William D. Schulte

/s/ Steven J. Shapiro            Senior Vice President, Chief   March 27, 1997
_____________________________    Financial Officer and
Steven J. Shapiro                Director
(Principal financial officer)

/s/ Michael E. Wiley             Chairman of the Board,         March 27, 1997
_____________________________    President and Chief Executive
Michael E. Wiley                 Officer
(Principal executive officer)

                               INDEX TO EXHIBITS

Exhibit
No.            Description
_____          ___________
5             Opinion of Albert D. Hoppe, Esq. dated March 27, 1997, as
              to the validity of the shares of Common Stock of the Registrant being registered.

23.1          Consent of Coopers & Lybrand L.L.P.

23.2          Consent of Albert D. Hoppe, Esq. (included in Exhibit 5).
                                       -5-